Exhibit 10.10

STOCK OPTION AGREEMENT

Progenity, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (this “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Common Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Progenity, Inc. 2021 Inducement Plan (the “Plan”), the provisions of which are incorporated herein by reference. By accepting the grant, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Option Agreement and the Plan, (b) acknowledges and agrees to all of the terms and conditions of the Option as set forth in the Grant Notice, this Option Agreement and the Plan, and

(c)
agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.
DEFINITIONS AND CONSTRUCTION.

1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.
Inducement Award. This Option is granted to Participant as a material inducement to the commencement of employment within the meaning of the Listing Rule. This Option is not intended to qualify as an Incentive Stock Option and shall be regarded as a Nonstatutory Stock Option.

3.
EXERCISE OF THE OPTION.

3.1
Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Vesting Commencement Date and prior to the termination of the Option (as provided in Section 4) in an amount not to exceed the number of Vested Options less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares of Common Stock than the Number of Option Shares, as adjusted from time to time pursuant to Section 9 of the Plan.

3.2
Method of Exercise. Exercise of the Option shall be completed electronically by a method authorized by the Company. Exercise of the Option must be completed prior to the termination of the Option as set forth in Section 4 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Common Stock being purchased in a manner consistent with Section 3.3. The Option shall be deemed to be exercised upon receipt by the Company of such electronic notice by the designated broker and the aggregate Exercise Price.

3.3
Payment of Exercise Price. Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Common Stock for which the Option is being exercised shall be made (i) by cash, check, bank draft or money order payable to the Company, (ii) if established by the Company and permitted by the Company with respect to the Option, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of the Participant, that, prior to or contemporaneously with the issuance of shares of Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate Exercise Price to the Company from the proceeds of sale of such stock, (iii) if permitted by the Company, by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock, (iv) if permitted by the Company, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued, (v) in any other form of legal consideration that the Board determines is a benefit to the Company, or (vi) by any combination of the foregoing that is permitted with respect to the Option.

3.4
Tax Withholding. The Company may, in its sole discretion, satisfy any U.S. federal, state, local, foreign or other tax withholding obligation relating to the exercise or any other event that triggers tax liability with respect to the Option by any of the following means or by a combination of such means: (a) causing the Participant to tender, or cause to have tendered, a cash payment, (b) withholding from the Participant’s cash compensation from the Company after obtaining the authorization of the Participant, (c) withholding, or causing to have withheld, shares of Common Stock or other securities or other property from the shares of Common Stock, other securities or other property issued or otherwise issuable to the Participant in connection with the exercise of the Option (only up to the amount permitted that will not cause an adverse accounting consequence or cost), or (d) payment from any amounts otherwise payable to the Participant out of proceeds from the sale of shares of Common Stock issued upon the exercise of the Option under a program established by the Company. Unless otherwise provided by the Company through action of the Board or Committee or agreement with the Participant, the Company’s withholding tax obligations shall generally be satisfied using the approach set forth under (c) or (d) above. None of the Company, its Affiliates, its representatives or agents, or any other person shall have any obligation to deliver shares of Common Stock or other securities or other property, until the tax withholding obligations of the Company have been fully satisfied by the Participant.

3.5
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker selected by the Company, or with the concurrence of the Company, any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Common Stock acquired by the Participant pursuant to the exercise of the Option.

Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant (or for any uncertificated shares, such entry shall be made in book- entry form).

3.6
Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4.
TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Continuous Service as described in Section 5, or (c) a Change in Control to the extent provided in Section 9 of the Plan.

5.
EFFECT OF TERMINATION OF CONTINUOUS SERVICE.

5.1
Option Exercisability. The Option shall be exercisable after the Participant’s termination of Continuous Service to the extent it is then vested and unexercised only during the applicable time period as determined below and thereafter shall terminate.

(a)
Disability. If the Participant’s Continuous Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Options on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Continuous Service terminated, but in any event no later than the Option Expiration Date.

(b)
Death. If the Participant’s Continuous Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Options on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of eighteen (18) months after the date on which the Participant’s Continuous Service terminated, but in any event no later than the Option Expiration Date.

(c)
Termination for Cause. Notwithstanding any other provision of this Option Agreement, if the Participant’s Continuous Service is terminated for Cause, the Option will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising the Option from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option will also be suspended during the investigation period.

(d)
Other Termination of Service. If the Participant’s Continuous

Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for shares by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three

(3) months after the date on which the Participant’s Continuous Service terminated, but in any event no later than the Option Expiration Date.

5.2
Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Continuous Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 5.1 is prevented solely because the issuance of shares of Common Stock would violate any provision of applicable securities law, the Option shall remain exercisable until the earlier of (a) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such provisions, and (b) the Option Expiration Date. If the sale of any Common Stock received upon exercise of the Option following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s Insider Trading Policy (the “Insider Trading Policy”), and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations, then the Option will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option would not be in violation of the Insider Trading Policy or (ii) the Option Expiration Date.

6.
LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions and any other applicable restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing any shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

7.
MISCELLANEOUS PROVISIONS.

7.1
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

7.2
Binding Effect. Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.3
Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or electronic delivery at the e-mail address, if any, provided by the Company or the Participant to the other party, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party. If the Participant does not affirmatively designate a different e-mail address and/or physical address, the Company may use the Participant’s Company e-mail address and may rely upon the use of the most recent address for the Participant in the Company’s books and records.

(a)
Description of Electronic Delivery. The Plan documents, which include the Plan, the Grant Notice, and this Option Agreement, as well as any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)
Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 8(i) of the Plan (“Electronic Delivery”) and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 8(i) of the Plan. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 8(i) of the Plan or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company at the e-mail address or physical address provided by the Company for this purpose of such revoked consent or revised e-mail address by postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 8(i) of the Plan.

7.4
Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company expressly referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

7.5
Applicable Law. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Option Agreement, without regard to that state’s conflict of laws rules.

7.6
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.